UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 24, 2007
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
On March 30, 2006, Imation Corp. (the “Company”) entered into a Credit Agreement dated as of March 29, 2006 (the “Credit Agreement”), with a consortium of lenders. Prior to the Amendment discussed below, certain of the lenders were changed and the current lenders are: Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., CitiBank NA and Fifth Third Bank. The Credit Agreement was filed as Exhibit 10.1 to Imation’s Form 8-K Current Report filed April 5, 2006.
The Company entered into an Amendment to the Credit Agreement (the “Amendment”) on July 24, 2007. The Amendment made the following changes to the Credit Agreement: (i) increases the credit facility from $300 million to $325 million and adds an option to increase the facility to $400 million at a future date; (ii) extends the term for an additional year to March 29, 2012; (iii) permits the company’s acquisition of the TDK recording media business; (iv) increases the guarantee of foreign obligations limit and letter of credit limit; (v) modifies the fixed charge coverage ratio definition; and (vi) reduces the applicable interest rates. As of July 24, 2007, no borrowings were outstanding under the Credit Agreement.
The Credit Agreement contains covenants which are customary for similar credit arrangements, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws and certain limitations regarding additional liens and indebtedness and certain acquisitions, investments and dispositions of assets. The Credit Agreement also contains financial covenants that require the Company to have a leverage ratio (defined as the ratio of total debt to EBITDA (net earnings before interest, income taxes, depreciation and amortization)) not exceeding 2.5 to 1.0 and a fixed charge coverage ratio (defined as the ratio of EBITDA less capital expenditures less income taxes to interest expenses) not less than 2.5 to 1.0. The Company was in compliance with these financial covenants as of July 24, 2007.
A copy of the Amendment to the Credit Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment to the Credit Agreement is qualified in its entirety by reference to the full text of the Amendment to the Credit Agreement.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1 Amendment to the Credit Agreement between Imation Corp. and Consortium of Lenders dated as of July 24, 2007.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: July 30, 2007	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Amendment to the Credit Agreement between Imation Corp. and Consortium of Lenders dated as of July 24, 2007.

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